EXHIBIT 5.1

July 31, 2020

Digital Media Solutions, Inc.

4800 140th Avenue N., Suite 101

Clearwater, Florida 33762

Re:	Digital Media Solutions, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

I am General Counsel, Executive Vice President of Compliance and Secretary of Digital Media Solutions, Inc., a Delaware corporation (the “Company”), and have acted as counsel to the Company in connection with the preparation and filing of a Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to (i) the registration by the Company of an aggregate of 75,295,024 shares of New DMS Class A Common Stock (as defined in the Registration Statement) (the “Shares”), including (1) the registration of the primary issuance of up to 14,000,000 shares of New DMS Class A Common Stock (the “Warrant Shares”) that may be issued upon exercise of warrants to purchase New DMS Class A Common Stock at an exercise price of $11.50 per share of New DMS Class A Common Stock (the “New DMS Warrants”) and (2) the registration for resale by the selling stockholders or their permitted transferees, each as identified in the Registration Statement, of up to 61,295,024 shares of New DMS Class A Common Stock (the “Resale Shares”), which consists of up to (A) 17,937,954 Conversion Shares (as defined in the Registration Statement), (B) 25,857,070 Redemption Shares (as defined in the Registration Statement); (C) 10,424,282 PIPE Shares (as defined in the Registration Statement), (D) 3,075,718 Converted Founder Shares (as defined in the Registration Statement) and (E) 4,000,000 Warrant Shares, and (ii) 4,000,000 New DMS Warrants to purchase New DMS Class A Common Stock. The Shares and the New DMS Warrants are referred to collectively as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinion set forth herein, I have examined and relied on originals or copies, certified or otherwise identified to my satisfaction, the following: (i) the Registration Statement in the form to be filed under the Act; (ii) the Certificate of Incorporation of the Company, as in effect as of the date of the issuance of the Shares and New DMS Warrants and as of the date hereof; (iii) the By-Laws of the Company, as in effect as of the date of the issuance of the Shares and New DMS Warrants and as of the date hereof; (iv) the records of the corporate proceedings and other actions taken by the Company in connection with the authorization, issuance and sale of the Securities, the filing of the Registration Statement and certain related matters; and (v) such other documents as I have deemed necessary or appropriate as a basis for the opinion set forth below.

In my examination, I have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to certain facts material to my opinion, I have relied on factual information in certificates from officers of the Company. I have not independently verified such information.

In rendering these opinions, I have made assumptions customary in opinions of this type.

Based upon and subject to the foregoing, it is my opinion that:

1. The Shares have been, or when issued will be, validly issued, fully paid and non-assessable.

2. The New DMS Warrants constitute legally valid and binding obligations of the Company, subject to the effect of (i) bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally and (ii) general principles of equity (whether applied by a court of law or equity), including without limitation as to the availability of specific performance, injunctive relief or other equitable remedies.

3. The Warrant Shares, when issued upon valid exercise of the New DMS Warrants in accordance their terms, will be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to me under the heading “Legal Matters” in the prospectus forming a part thereof. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Ryan Foster

Ryan Foster

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